                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of The Writer Corporation for the year ended December 31, 1999, which is included as Appendix B to Amendment No. 2 to Registration Statement No. 333-37014 of Standard Pacific Corp. on Form S-4, and to the use of our name under the heading "Additional Information--Independent Public Accountants" in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado
July 14, 2000